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                                                                    EXHIBIT 23.2




                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of General Growth Properties, Inc. on Form S-8 of our report dated February 11, 1997, on our audit of the consolidated financial statements and financial statement schedule of General Growth Properties, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, which is included in the Annual Report on Form 10-K and our report dated January 10, 1997 on our audit of the Combined Statement of Revenues and Certain Expenses of the Lansing Mall, the Westwood Mall and the Lakeview Square Mall for the year ended December 31, 1995, which is included in the Form 8-K/A dated February 18, 1997.

                                                /s/ Coopers & Lybrand L.L.P.
                                                -----------------------------
                                                COOPERS & LYBRAND L.L.P.


Chicago, Illinois
May 29, 1997